UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

 NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 7.01.     Regulation FD Disclosure.

National Commerce Corporation (the “Company”) has updated its written investor slide presentation material, which is included herein in Exhibit 99.1. This information includes, among other things, a review of financial results and trends through the period ended June 30, 2017. The presentation is intended to be made available to shareholders, analysts and investors, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending September 30, 2017, or until an updated presentation is furnished. A copy of the presentation material will be available on the Company’s investor relations website, which may be accessed through the link provided at www.nationalbankofcommerce.com.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1

Slide presentation that National Commerce Corporation will make available to shareholders, analysts, investors and investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending September 30, 2017, or until an updated presentation is furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

July 31, 2017	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1

Slide presentation that National Commerce Corporation will make available to shareholders, analysts, investors and investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending September 30, 2017, or until an updated presentation is furnished.